UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

May 19, 2010

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Approval of the 2010 Employee Stock Purchase Plan and Reservation of Shares
At the Annual Meeting of Stockholders of Atmel Corporation (“Atmel” or the “Company”) held on May 19, 2010 (the “Annual Meeting”), the stockholders of Atmel voted on and approved the Atmel 2010 Employee Stock Purchase Plan (the “2010 ESPP”) and the reservation of 25,000,000 shares of common stock for issuance thereunder.
The terms and conditions of the 2010 ESPP are described in Atmel’s Proxy Statement dated April 7, 2010. The 2010 ESPP is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
Appointment of Executive Vice President and Chief Operating Officer
On May 19, 2010, the Board of Directors appointed Walt Lifsey, currently Executive Vice President, Operations, to the position of Executive Vice President and Chief Operating Officer, effective May 19, 2010. Mr. Lifsey, 51, will serve as the Company’s principal operating officer. Mr. Lifsey has served as Executive Vice President, Operations since February 2008 and was Senior Vice President, Operations of Atmel from December 2006 to February 2008. Prior to joining Atmel, Mr. Lifsey was Executive Vice President of Operations of International Rectifier Corporation, a semiconductor company, from April 2002 to December 2006. Prior to International Rectifier, Mr. Lifsey was Director of Global Marketing and Planning for AMP Inc., a semiconductor company, and held Operational and Financial Management positions at TRW Corporation. Mr. Lifsey holds a degree from the University of Nevada, Las Vegas (B.A.).
Mr. Lifsey has no family relationships with any director, executive officer, or person nominated or chosen by Atmel to become a director or executive officer of Atmel. Mr. Lifsey is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The information contained in Item 5.02 above is hereby incorporated by reference. At the Annual Meeting, proxies representing 422,097,265 shares of common stock or approximately 91.89% of the total outstanding shares were present. The table below presents the voting results of the election of the Company’s Board of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven Laub	349,570,808	15,232,154	1,229,454	56,064,849
Tsung-Ching Wu	349,468,744	15,330,831	1,232,841	56,064,849
David Sugishita	308,844,226	56,817,317	370,873	56,064,849
Papken Der Torossian	309,140,091	55,999,011	893,314	56,064,849
Jack L. Saltich	301,464,927	63,672,839	894,650	56,064,849
Charles Carinalli	309,219,384	55,921,312	891,720	56,064,849
Dr. Edward Ross	351,513,555	13,641,361	877,500	56,064,849
In addition, the stockholders approved the 2010 ESPP and the reservation of 25,000,000 shares of common stock for issuance thereunder. The proposal received 345,816,827 votes for, 18,179,559 votes against, 2,036,030 abstentions, and 56,064,849 broker non-votes.
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year 2010. The proposal received 412,142,913 votes for, 8,646,666 votes against, 1,307,686 abstentions, and no broker non-votes.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Atmel Corporation 2010 Employee Stock Purchase Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: May 25, 2010	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Atmel Corporation 2010 Employee Stock Purchase Plan